Exhibit 4.11
Deed of Confirmation
Dated          June 2009
James Hardie International Finance B.V. (“Borrower” and “Obligors’ Agent”)
James Hardie Building Products, Inc. (“JHBP”)
James Hardie Industries N.V. (“Guarantor”)
[•] (“Financier”)
Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Ref: 02-5501-6101

Deed of Confirmation
Contents

Details	1
General terms	4

1 Interpretation	4

1.1 CTDP	4
1.2 Additional definitions	4
1.3 Transaction Document	5

2 Confirmations and acknowledgements for the Redomicile Transaction	5

2.1 Confirmation	5
2.2 Acknowledgment by the Financier	5

3 Amendments for the Redomicile Transaction	6

3.1 Common Terms Deed Poll	6
3.2 Guarantee Trust Deed	6
3.3 Performing Subsidiary Undertaking and Guarantee Trust Deed	6
3.4 Intercreditor Deed	6
3.5 Performing Subsidiary Intercreditor Deed	6
3.6 Final Funding Agreement	6
3.7 Fund Guarantee	7

4 Treasury / IP Transfer	7

4.1 Consent	7
4.2 Facility Nomination Letter	7
4.3 Conditions precedent — IP Transfer Date	8
4.4 Conditions precedent — Novation Date	8
4.5 Timing of debt novation / IP Transfer	9
4.6 Guarantee Trust Deed	9
4.7 Transaction Documents	9
4.8 Form of opinions	9
4.9 Form of Transaction Documents	9

5 Costs	10

6 Counterparts	10

7 Governing law	10

Schedule 1 — Amendments to CTDP	11

Schedule 2 — Amendments to Guarantee Trust Deed	19

Schedule 3 — Amendments to Performing Subsidiary Undertaking and Guarantee Trust Deed	23

Schedule 4 — Amendments to Intercreditor Deed	24

Schedule 5 — Amendments to Performing Subsidiary Intercreditor Deed	26

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Schedule 6 — Amendments to Final Funding Agreement	27

Schedule 7 — Amendments to Transaction Documents (Novation Date)	28

Signing page	29

Annexure A — JHT Undertaking	31

Annexure B — Novation Deed	33

Annexure C — Amending Agreement to Fund Guarantee	43

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Deed of Confirmation
Details

Parties	JHIF, JHBP, Guarantor and Financier each as described below

JHIF	Name	James Hardie International Finance B.V.

	Corporate seat	Amsterdam

	Registered Number	34108775

	Address	8th Floor, Atrium, Unit 08
Strawinskylaan 3077
1077 ZX Amsterdam
The Netherlands

	Fax	+ 31 20 404 2544

	Attention	Treasurer

JHBP	Name	James Hardie Building Products, Inc.

	Incorporated in	Nevada

	Address	Suite 100
26300 La Alameda
Mission Viejo CA 92691
United States of America

	Fax	+ 1 949 348 4534

	Attention	Company Secretary

Guarantor	Name	James Hardie Industries N.V.

	Corporate seat	Amsterdam

	Registered Number	34106455

	ABN	49 097 829 895

	Address	8th Floor, Atrium, Unit 08
Strawinskylaan 3077
1077 ZX Amsterdam
The Netherlands

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	Fax	+ 31 20 404 2544

	Attention	Managing Director and Company Secretary

Financier	Name	[•]

	Incorporated in	[•]

	Address	[•]

	Fax	[•]

	Attention	[•]

Recitals	A	JHIF, JHBP, the Guarantor and the Financier are parties to one or more Transaction Documents.

	B	The Guarantor intends to transform its status to a “Societas Europaea” and subsequently to transfer its corporate domicile from The Netherlands to the Republic of Ireland (together, the “Redomicile Transaction”).

	C	Pursuant to European Union Council Regulation No 2157/2001 (“SE Regulation”), the Third Council Directive (78/855/EEC) on mergers of public limited liability companies and relevant provisions of the Dutch Civil Code and Irish statute, the Guarantor will remain the same legal entity throughout and following the Redomicile Transaction.

Upon the transfer of the Guarantor’s corporate domicile to the Republic of Ireland (then having the form of a Societas Europaea and known as JHISE), it will be treated as if it were an Irish public limited liability company governed by Irish law (as supplemented by the provisions of the SE Regulation).

	D	It is the intention of JHIF, JHBP and the Guarantor that the Transaction Documents continue in full force and effect during and after the Redomicile Transaction and that the legal rights and obligations of JHIF, JHBP, the Guarantor, the Financier and the other parties to the Transaction Documents are not prejudiced by the Redomicile Transaction.

	E	In connection with the Redomicile Transaction JHIF intends to:

(i) transfer all its intellectual property assets to James Hardie Technology Limited (“JHT”), a Bermudan incorporated wholly owned subsidiary of JHIFL that would be resident in the Republic of Ireland for tax purposes (“IP Transfer”); and

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		(ii)	transfer its entire internal and external loan portfolio and other assets to James Hardie International Finance Limited (“JHIFL”), an Irish incorporated wholly owned subsidiary of the Guarantor; and

		(iii)	novate to JHIFL all its rights and obligations to the Financier under the Transaction Documents,

(together, the “Treasury / IP Transfer”).

Upon completion of the Treasury / IP Transfer, JHIF will no longer have any finance and treasury responsibilities for the Group and JHIFL will thereafter undertake all the finance and treasury functions currently performed by JHIF.

	F.	Each party enters into this deed:

		(i)	to confirm, other than contemplated by this deed, that it continues to be bound by the Transaction Documents to which it is party during the course of the Redomicile Transaction, after completion of each part of the Redomicile Transaction (even if subsequent parts are not completed) and after full implementation of, the Redomicile Transaction; and

		(ii)	to amend some of the Transaction Documents to reflect certain aspects of the Guarantor’s status after full implementation of the Redomicile Transaction; and

		(iii)	to agree the form of amendments proposed to be made to some of the other Transaction Documents; and

		(iv)	to agree the form of the negative pledge to be given by JHT which will take effect upon implementation of the IP Transfer; and

		(v)	to agree to JHIFL becoming a Borrower; and

		(vi)	to agree the form of a novation agreement in respect of certain Transaction Documents, which will take effect upon implementation of the Treasury / IP Transfer; and

		(vii)	to agree to JHIF ceasing to be a Borrower upon implementation of both the Treasury / IP Transfer.

Date of Deed of	See Signing page
Confirmation

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Deed of Confirmation
General terms
1	Interpretation

1.1	CTDP

Clause 1 (“Interpretation”) of the James Hardie — Common Terms Deed Poll as amended and restated on 20 February 2008 (“CTDP”) applies to this deed as was fully set out in this deed.

1.2	Additional definitions

These meanings apply unless the contrary intention appears:

Briefing Paper means the document entitled “James Hardie: Final Briefing Paper for Financiers and Guarantee Trustee regarding domicile proposal” dated on or about 16 June 2009 prepared by the Guarantor and its advisers and separately provided to the Financier and the Guarantee Trustee.

IP Transfer Date means the date specified by JHIF as the Obligors’ Agent, by a notice given to the other parties in the manner specified in clause 17 (“Notices”) of the CTDP, as the date on which the transfers of JHIF’s beneficial interest in all intellectual property assets to JHT have been completed.

Irish Registration Date means the date on which JHISE is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.

JHISE means the Guarantor once it has transformed from its present corporate form as a Dutch NV (Naamloze Vernootschap) into an SE (Societas Europaea).

JHT Undertaking means the document substantially in the form of Annexure A to this deed.

Novation Date means the date on which the Effective Date (as defined in the Novation Deed) occurs.

Novation Deed means the document substantially in the form of Annexure B to this deed.

Performing Subsidiary Intercreditor Deed means the document entitled “Performing Subsidiary Intercreditor Deed” dated 19 December 2006 between the NSW Government, the Trustee, James Hardie 117 Pty Limited and AET Structured Finance Services Pty Limited.

Performing Subsidiary Undertaking and Guarantee Trust Deed means the document entitled “James Hardie — Performing Subsidiary Undertaking and Guarantee Trust Deed” dated 19 December 2006 between James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited) and AET Structured Finance Services Pty Limited.

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1.3	Transaction Document

The parties acknowledge that this deed is a Transaction Document.

2	Confirmations and acknowledgements for the Redomicile Transaction

2.1	Confirmation

Each of JHIF, JHBP and the Guarantor confirms for the benefit of each other party that, other than contemplated by this deed:
(a)	it will continue to be bound by the Transaction Documents to which it is a party (including, without limitation, the CTDP, the Guarantee Trust Deed and the Intercreditor Deed) during the course of the Redomicile Transaction, after completion of each part of the Redomicile Transaction (even if subsequent parts are not completed) and after full implementation of the Redomicile Transaction; and

(b)	other than as provided for in clause 3 (“Amendments”), the Transaction Documents (including, without limitation, the CTDP, the Guarantee Trust Deed and the Intercreditor Deed) remain in full force and effect, notwithstanding the implementation of all or part of the Redomicile Transaction.
2.2	Acknowledgment by the Financier

The Financier acknowledges and agrees that:
(a)	the Redomicile Transaction (including each action outlined in the Briefing Paper) does not:
(i)	involve an “Event of Default” or “Potential Event of Default”;

(ii)	constitute any other form of default under the Transaction Documents; or

(iii)	constitute any breach of the Transaction Documents by JHIF, JHBP, the Guarantor or any other party to them;
(b)	it will continue to be bound by the Transaction Documents to which it is a party during the course of the Redomicile Transaction, after completion of each part of the Redomicile Transaction (even if subsequent parts are not completed) and after full implementation of the Redomicile Transaction; and

(c)	other than as provided for in clause 3 (“Amendments”), the Transaction Documents remain in full force and effect, notwithstanding the implementation of all or part of the Redomicile Transaction.

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3	Amendments for the Redomicile Transaction

3.1	Common Terms Deed Poll

The parties:
(a)	consent to the amendment of the CTDP as set out in Schedule 1, with effect from the date on which JHIFL becomes an additional Borrower under the CTDP by executing the amended and restated CTDP which effects the amendments described in this clause; and

(b)	confirm that references to any Transaction Document (including, without limitation, the AFFA, the Final Funding Agreement, the Fund Guarantee, the Guarantee Trust Deed and the Intercreditor Deed) in clause 1.1 (“Definitions”) of the CTDP after that Transaction Document has been amended in accordance with this deed is a reference to that Transaction Document as so amended.
3.2	Guarantee Trust Deed

The parties consent to the Guarantor joining with AET Structured Finance Services Pty Limited to amend the Guarantee Trust Deed as set out in Schedule 2, with effect from Novation Date.

3.3	Performing Subsidiary Undertaking and Guarantee Trust Deed

The parties consent to James Hardie 117 Pty Limited joining with AET Structured Finance Services Pty Limited to amend the Performing Subsidiary Undertaking and Guarantee Trust Deed as set out in Schedule 3, with effect from the Novation Date.

3.4	Intercreditor Deed

The parties consent to the Guarantor joining with The State of New South Wales, Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund and AET Structured Finance Services Pty Limited to amend the Intercreditor Deed as set out in Schedule 4, with effect from the Irish Registration Date.

3.5	Performing Subsidiary Intercreditor Deed

The parties consent to James Hardie 117 Pty Limited joining with AET Structured Finance Services Pty Limited to amend the Performing Subsidiary Intercreditor Deed as set out in Schedule 5, with effect from the Irish Registration Date.

3.6	Final Funding Agreement

The parties consent to the Guarantor joining with The State of New South Wales, Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund and James Hardie 117 Pty Limited to amend the Final Funding Agreement as set out in Schedule 6, with effect from the Irish Registration Date.

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3.7	Fund Guarantee

The parties consent to the Guarantor executing an Amending Agreement to the Fund Guarantee in the form of Annexure C to this deed, with effect from the Irish Registration Date.

4	Treasury / IP Transfer

4.1	Consent

Subject to the conditions set out in clauses 4.3 (“Conditions precedent — IP Transfer Date”) and 4.4 (“Conditions precedent — Novation Date”), the Financier consents to:
(a)	JHIFL becoming a Borrower for the purposes of the CTDP by executing the amended and restated CTDP which effects the amendments described in clause 3.1;

(b)	the Treasury / IP Transfer;

(c)	all rights and obligations of JHIF under the Transaction Documents being novated to JHIFL pursuant to the Novation Deed; and

(d)	JHIF ceasing to be a Borrower in accordance with clause 14.2 (“Release of Borrowers”) of the CTDP with effect from the Novation Date on the basis that:
(i)	this deed constitutes the relevant Release Request;

(ii)	the Guarantor and JHIF are deemed to represent and warrant to the Financier as at the Novation Date that no Event of Default or Potential Event of Default is outstanding or would result from the release of JHIF from its obligations under the CTDP; and

(iii)	this deed constitutes the Deed of Release releasing JHIF from its obligations under the CTDP with effect from the Novation Date.
4.2	Facility Nomination Letter

The parties agree that, upon satisfaction of the conditions set out in clause 4.3 (“Conditions precedent — IP Transfer Date”) and 4.4 (“Conditions precedent — Novation Date”), the Novation Deed constitutes:
(a)	confirmation that JHIF no longer has any rights or obligations to the Financier under each Transaction Document under which the rights and obligations of JHIF are novated to JHIFL; and

(b)	a Facility Nomination Letter nominating:
(i)	each Transaction Document under which the rights and obligations of JHIF are novated to JHIFL as a “Facility Agreement” for the purposes of the CTDP;

(ii)	each document named or referred to as a “Financing Document” in such a Facility Agreement as a “Transaction Document” for the purposes of the CTDP; and

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(iii)	the Financier as a “Creditor” pursuant to each such Facility Agreement, in the same terms as the existing Facility Nomination Letters in respect of each Transaction Document under which the rights and obligations of JHIF are novated to JHIFL (except that references to JHIF are to be read and construed as references to JHIFL).
4.3	Conditions precedent — IP Transfer Date

On or prior to the IP Transfer Date, the following must have occurred:
(a)	the JHT Undertaking has been executed and a certified copy of it delivered to the Financier;

(b)	an opinion from Conyers, Dill and Pearman (or another appropriately qualified and experienced Bermudan legal adviser acceptable to the Financier, acting reasonably) addressed to the Financier in respect of JHT’s obligations under the JHT Undertaking being delivered to the Financier;

(c)	an opinion from Mallesons Stephen Jaques addressed to the Financier in respect of the enforceability of JHT’s obligations under the JHT Undertaking being delivered to the Financier; and

(d)	approval has been obtained from the shareholders of JHINV to Stage 1 of the Proposal (each as defined in the Briefing Paper).
4.4	Conditions precedent — Novation Date

On or prior to the Novation Date, the following must be delivered to the Financier:
(a)	(verification certificate) a certificate in relation to each Obligor given by a director of the relevant Obligor substantially in the form of schedule 1 (“Verification Certificate”) of the CTDP with the attachments referred to therein;

(b)	(executed documents):
(i)	duly executed counterpart of the Novation Deed;

(ii)	a certified copy of the executed amending deeds for the amendment of the CTDP, Guarantee Trust Deed, the Performing Subsidiary Undertaking and Guarantee Trust Deed, the Intercreditor Deed and the Performing Subsidiary Intercreditor Deed in accordance with this deed,

(iii)	a certified copy of a Financier Cessation Letter and a Financier Nomination Letter under the Intercreditor Deed, executed by all relevant Obligors;

(c)	(legal opinions) legal opinions in respect of the relevant Obligors obligations under the documents listed in paragraph (b) from (as applicable):

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(i)	Loyens & Loeff N.V., Netherlands legal advisers to JHIF and the Guarantor;

(ii)	Arthur Cox, Irish legal advisers to JHIFL and the Guarantor;

(iii)	McDonald Carano & Wilson, United States of America legal advisers to JHBP;

(iv)	Mallesons Stephen Jaques, Australian legal advisers to the Obligors; and
(d)	(know your customer) if the Financier is required to comply with any know your customer checks and the information necessary is not already available to it and to the extent not previously provided to the Financier, such documentation and other evidence as is reasonably requested to enable the Financier to so comply.
4.5	Timing of debt novation / IP Transfer

The Guarantor will procure that the Novation Date will occur no later than the date which is 30 days after the IP Transfer Date or such later date agreed between the Guarantor and the Financier. Failure to comply with this clause will constitute an Event of Default under the Transaction Documents.

4.6	Guarantee Trust Deed

The Guarantor confirms that:
(a)	it will continue to be bound by the Guarantee Trust Deed after completion of each part of the Treasury / IP Transfer (even if subsequent parts are not completed) and notwithstanding full implementation of the Treasury / IP Transfer; and

(b)	the Guarantee Trust Deed will apply to the borrowings of JHIFL under the relevant Facility Agreements.
4.7	Transaction Documents

As from the Novation Date, various Transaction Documents are amended as set out in Schedule 8.

4.8	Form of opinions

The form of the opinions referred to in clauses 4.3(b) and 4.4(c) have been agreed by the parties and initialled by Mallesons Stephen Jaques and Freehills for the purposes of identification on the date of this deed.

4.9	Form of Transaction Documents

Once the Irish Registration Date has occurred, the Guarantor must provide the Financier with electronic conformed copies of the following Transaction Documents:
(a)	CTDP;

(b)	the Guarantee Trust Deed;

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(c)	the Performing Subsidiary Undertaking and Guarantee Trust Deed;

(d)	the Intercreditor Deed;

(e)	the Performing Subsidiary Intercreditor Deed;

(f)	each Facility Agreement to which the Financier is a party; and

(g)	each ISDA Master Agreement to which the Financier is a party, and electronic conformed copies of the Final Funding Agreement and the Replacement Fund Guarantee, in each case showing all amendments made up to, and including the Irish Registration Date.

5	Costs

Clause 12 (“Costs and indemnities”) of the CTDP applies to this deed as if fully set out in this deed.

6	Counterparts

This deed may consist of a number of copies each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

7	Governing law

Clause 18.19 (“Governing law”) of the CTDP applies to this deed as if fully set out in this deed poll
EXECUTED as a deed.

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Deed of Confirmation
Schedule 1 — Amendments to CTDP
The CTDP is amended by adding JHIFL as a party in accordance with clause 4.1(a) and as follows:
1	The definition of “Borrower” in clauses 1.1 (“Definitions”) is amended by inserting the words “, JHIFL” after the word “JHIF” in the first line.

2	The definition of “Business Day” in clause 1.1 (“Definitions”) is amended by deleting paragraph (d) and replacing it with the following paragraph:
“(d)	for all other purposes, banks are open for general banking business in Sydney, Dublin and (until the Irish Registration Date), Amsterdam and any other place specified in a relevant Facility Agreement.”.
3	The definition of “Excluded Tax” in clause 1.1 (“Definitions”) is amended by:
–	deleting paragraph (c) and replacing it with the following paragraph:
“(c)	a Tax which would not be required to be deducted by an Obligor if, before the Obligor makes a relevant payment, the relevant Creditor provided the Obligor with written confirmation as to any of its name, address, registration number, country of residence for tax purposes (including whether the relevant Creditor carries on a trade or business in the Obligor’s country of residence and/or incorporation through a branch or agency in connection with which the relevant Creditor receives the relevant payment) or similar details or any relevant tax exemption or similar details;”
–	inserting a new paragraph (d) and re-numbering the subsequent paragraphs accordingly:
“(d)	in relation to any payment by an Irish Obligor, any Tax imposed by Ireland by reason of the Creditor to which the payment is made not being an Irish Qualifying Creditor;”
4	The definition of “Final Funding Agreement” in clause 1.1 (“Definitions”) is deleted and replaced with the following definition of “AFFA” (in alphabetical order):
“AFFA means the document entitled “Amended & Restated Final Funding Agreement in respect of the provision of long term funding for compensation arrangements for certain victims of Asbestos-related diseases in Australia” dated 21 November 2006 between the Guarantor, James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited), the State of New South Wales and the Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund.”.

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5	All references to “Final Funding Agreement” in the CTDP are replaced with “AFFA”.
6	The definition of “Government Agency” in clause 1.1 (“Definitions”) is deleted and replaced with the following:
“Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity having jurisdiction over, or in relation to the affairs of, a Group Member and, for the avoidance of doubt, includes, without limitation, the Australian Taxation Office, the US Internal Revenue Service, the Dutch tax authorities and the Irish Revenue Commissioners, in each case to the extent applicable.”.
7	Inserting the following definitions of “Irish Obligor” and “Irish Qualifying Creditor” (in alphabetical order) in clause 1.1 (“Definitions”):
“Irish Obligor” means an Obligor resident or incorporated in Ireland.”
“Irish Qualifying Creditor means in respect of an Irish Obligor, a Creditor which at the time the payment is made, is beneficially entitled to the interest payable to that Creditor in respect of an advance under a Facility and is:
(a)	an entity which is, pursuant to Section 9 of the Central Bank Act, 1971 of Ireland, licensed to carry on banking business in Ireland and whose Facility office is located in Ireland and which is recognised by the Revenue Commissioners of Ireland as carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Taxes Consolidation Act 1997 of Ireland (“TCA”) in circumstances where the payments are made from Ireland and which is regarded by the Revenue Commissioners of Ireland as having made the advance for the purposes of Section 246(3)(a) TCA;

(b)	an authorised credit institution under the terms of the European Union Consolidation Directive (Directive 2000/12/EC) that has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland and which is recognised by the Revenue Commissioners of Ireland as carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) TCA and has its Facility office located in Ireland in circumstances where the payments are made from Ireland and which is regarded by the Revenue Commissioners of Ireland as having made the advance for the purposes of Section 246(3)(a) TCA;

(c)	a company (within the meaning of Section 246(1) TCA) which is resident in a country with which Ireland has a double taxation treaty or resident in a member state of the European Communities (other than Ireland) where residence is determined under the tax laws of the relevant country or Member State (together a “Relevant Territory”), provided that such company does not provide its commitment through or in connection with a branch or agency in Ireland, and where the company has

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provided written confirmation of the foregoing to the Irish Obligor before the Irish Obligor makes a relevant payment;

(d)	a US company, where such company has provided written confirmation to the Irish Obligor that it is incorporated in the US and subject to tax in the US on its worldwide income provided that such company does not provide its commitment through or in connection with a branch or agency in Ireland; or

(e)	a Creditor which is entitled under a double taxation agreement between the jurisdiction in which such Creditor is resident for Tax purposes and Ireland, subject to the completion of any necessary procedural formalities, to receive all payments from the Irish Obligor without a tax deduction, where such Creditor has applied for and the relevant Irish Obligor has obtained authorisation from the Revenue Commissioners of Ireland to make payments without deduction of Irish tax, and where such authorisation remains in force and effect.”
8	Inserting the following definition of “Irish Registration Date” (in alphabetical order) in clause 1.1 (“Definitions”):
“Irish Registration Date means the date on which the Guarantor is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.”.
9	Inserting the following definition of “JHIFL Financial Report” (in alphabetical order) in clause 1.1 (“Definitions”):
“JHIFL Financial Report means the non-public financial or equivalent reports prepared in respect of JHIFL for the purpose of preparing consolidated financial statements of the Group, the form and content of which is at the discretion of the Obligors.”.
10	Inserting the definition of “JHT Undertaking” (in alphabetical order) in clause 1.1 (“Definitions”):
“JHT Undertaking means the deed poll dated [#] 2009 given by James Hardie Technology Limited in favour of the Creditors.”.
11	The definition of “PMP” in clause 1.1 (“Definitions”) is amended by inserting the following paragraph at the end of the definition:
“This definition of “PMP” will only apply for so long as JHIF is an Obligor.”.
12	The definition of “Transaction Document” in clause 1.1 (“Definitions”) is amended by inserting a new paragraph (g) and re-numbering the subsequent paragraphs accordingly:
“(g) the JHT Undertaking;”.

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13	Clause 3.1(a) (“Conditions to first drawdown”) is amended by replacing sub-paragraph (ii) with the following:
“(ii)	(legal opinion) closing legal opinions in respect of this amended and restated deed, the Facility Agreement and the Guarantee and Subordination Documents from:
(A)	for so long as JHIF is an Obligor, Loyens & Loeff N.V., Netherlands legal advisers to JHIF;

(B)	prior to the Irish Registration Date, Loyens & Loeff N.V., Netherlands legal advisers to the Guarantor;

(C)	after the Irish Registration Date, Arthur Cox, Irish legal advisers to the Guarantor;

(D)	Arthur Cox, Irish legal advisers to JHIFL;

(E)	McDonald Carano & Wilson, United States of America legal advisers to JHBP;

(F)	Mallesons Stephen Jaques, Australian legal advisers to the Obligors; and

(G)	if a new Borrower is party to the Facility Agreement, legal advisers to the new Borrower of recognised standing and acceptable to the Creditor;”.
14	Clause 8.1(f) (“JHIF financial statements”) is deleted and replaced with the following:
“(f)	(Borrower financial statements)
(i)	for so long as JHIF is an Obligor:
(A)	the most recent financial statements of JHIF provided in accordance with clause 9.6(c)(i)(C) (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of JHIF as at the end of the financial period to which they relate and have been prepared in accordance with generally accepted accounting principles as in effect from time to time in the Netherlands consistently applied throughout the periods involved, except as set forth in the notes thereto (subject, in the case of an interim financial statements, to normal year-end adjustments); and

(B)	since the date of delivery of those statements, there has been no change in the financial condition, operations, business or prospects of JHIF, except changes that individually or in the aggregate do not or are not likely to have a Material Adverse Effect;

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(ii)	for so long as JHIFL is an Obligor:
(A)	the most recent financial statements of JHIFL provided in accordance with clause 9.6(c)(ii)(C) (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of JHIFL as at the end of the financial period to which they relate and have been prepared in accordance with generally accepted accounting principles as in effect from time to time in the Republic of Ireland consistently applied throughout the periods involved, except as set forth in the notes thereto (subject, in the case of an interim financial statements, to normal year-end adjustments); and

(B)	since the date of delivery of those statements, there has been no change in the financial condition, operations, business or prospects of JHIFL, except changes that individually or in the aggregate do not or are not likely to have a Material Adverse Effect;”.
15	Clause 9.2 (“General undertakings”) is amended by inserting a new paragraph (g) as follows:
“(g)	(JHT ownership) in the case of JHIFL only, it will not (without the prior written consent of each relevant Creditor (or under a syndicated facility, an agent or trustee acting on the instructions of the Majority Creditor), such consent not to be unreasonably withheld or delayed) cease to own 100% of the issued capital of James Hardie Technology Limited.
16	Clause 9.6(c) (“JHIF and JHBP statements and reports”) is deleted and replaced with the following:
“(c)	(Borrower statements and reports)
(i)	for so long as JHIF is an Obligor:
(A)	at the same time at which each financial statement or report is delivered pursuant to clause 9.6(a) (“Consolidated Quarterly Statement”) and for as long as the JHIF Financial Reports are prepared as a matter of general internal accounting practice of the Obligors, a copy of the JHIF Financial Reports for the year to date as at the end of the quarterly fiscal period to which the Consolidated Quarterly Statement relates;

(B)	at the same time at which each financial statement or report is delivered pursuant to clause 9.6(b) (“Consolidated Annual Statement”) and for as long as the JHIF

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Financial Reports are prepared as a matter of general internal accounting practice of the Obligors, a copy of the JHIF Financial Reports for the fiscal year to which the Consolidated Annual Statement relates;

(C)	within 180 days after the end of the fiscal year of JHIF a copy of:
(1)	the balance sheet of JHIF, as at the end of such year; and

(2)	a statement of income, changes in shareholders’ equity and cash flows of JHIF, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles as in effect from time to time in the Netherlands, and accompanied by an opinion thereon of independent certified public accountants of recognised national standing in the Netherlands, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of JHIF and its results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles as in effect from time to time in the Netherlands, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the Netherlands, and that such audit provides a reasonable basis for such opinion in the circumstances;
(ii)	for so long as JHIFL is an Obligor:
(A)	at the same time at which each financial statement or report is delivered pursuant to clause 9.6(a) (“Consolidated Quarterly Statement”) and for as long as the JHIFL Financial Reports are prepared as a matter of general internal accounting practice of the Obligors, a copy of the JHIFL Financial Reports for the year to date as at the end of the quarterly fiscal period to which the Consolidated Quarterly Statement relates;

(B)	at the same time at which each financial statement or report is delivered pursuant to clause 9.6(b) (“Consolidated Annual Statement”) and for as long as the JHIFL Financial Reports are prepared as a matter of

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general internal accounting practice of the Obligors, a copy of the JHIFL Financial Reports for the fiscal year to which the Consolidated Annual Statement relates;

(C)	within 180 days after the end of the fiscal year of JHIFL a copy of:
(1)	the balance sheet of JHIFL, as at the end of such year; and

(2)	a statement of income, changes in shareholders’ equity and cash flows of JHIFL, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles as in effect from time to time in the Republic of Ireland, and accompanied by an opinion thereon of independent certified public accountants of recognised national standing in the Republic of Ireland, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of JHIFL and its results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles as in effect from time to time in the Republic of Ireland, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the Republic of Ireland, and that such audit provides a reasonable basis for such opinion in the circumstances;
(iii)	for so long as JHBP is an Obligor:
(A)	at the same time at which each Consolidated Quarterly Statement is delivered pursuant to clause 9.6(a) and for as long as the JHBP Financial Reports are prepared as a matter of general internal accounting practice of the Obligors, a copy of the JHBP Financial Reports for the year to date as at the end of the quarterly fiscal period to which the Consolidated Quarterly Statement relates; and

(B)	at the same time at which each Consolidated Annual Statement is delivered pursuant to clause 9.6(b) and for as long as the JHBP Financial Reports are prepared as a matter of general internal accounting practice of the Obligors, a copy of the JHBP Financial Reports

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for the fiscal year to which the Consolidated Annual Statement relates;
17	Clause 9.7(b) (“Officer’s Certificate”) is amended by inserting the words:
“and the amount of after-tax income of James Hardie Technology Limited that is required to be distributed pursuant to the JHT Undertaking”
after the words “clause 9.4” in the last line of clause 9.7(b).

18	Clause 10.1(h)(ii) (“Insolvency”) is amended by inserting the words “and, in respect of a person established under Irish law, a filing of a petition with any court in the Republic of Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner” in the final line after the word “betaling)”.

19	Clause 10.1(h)(i)(i) (“receiver”) is amended by inserting the words “and, in respect of a person established under Irish law, appointment by a court of an examiner” in the final line after the word “payments”.

20	Clause 15.6 (“Professional Market Party (PMP))” is amended by inserting the words “For so long as JHIF is an Obligor,” at the beginning of the clause.

21	Clause 18.15 (“Confidentiality”) is amended by deleting paragraph (e) and replacing it with the following:
“(e)	as required by any law or stock exchange or any Governmental Agency (including for Australian, US, Irish and Dutch tax authorities, in each case to the extent applicable).”
22	Schedule 1 (“Verification Certificate”) is amended by:
–	deleting the subject line and replacing it with the following subject line:
“US$[•] Facility Agreement dated [•] 20## between [Name of Borrower] and [Name of financier] (“Facility Agreement”)”
–	inserting the words “James Hardie International Finance Limited (with a registered office in Dublin)” in the second line after the words “Amsterdam) /”

–	deleting the words “Managing Board” in the first line and second line of paragraph 1(b) and replacing them with “the board of directors of the Company”
23	Schedule 2 (“Facility Nomination Letter”) is amended by inserting the words “*If JHIF is an Obligor, add the following sentence:” before the words “We confirm” in the final paragraph.

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Deed of Confirmation
Schedule 2 — Amendments to Guarantee Trust Deed
The Guarantee Trust Deed is amended as follows:
1	The definition of “Business Day” in clause 1.1 (“Definitions’) is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	for all other purposes, banks are open for general banking business in Sydney, Amsterdam (up to the Irish Registration Date) and Dublin (as from the Irish Registration Date) and any other place or places specified in the relevant Finance Document.”.
2	The definition of “Excluded Tax” in clause 1.1 (“Definitions”) is amended by deleting paragraph (b) and replacing it with the following paragraph:
“(b)	a Tax which would not be required to be deducted by the Guarantor if, before the Guarantor makes a relevant payment, the relevant Beneficiary provided the Guarantor with written confirmation as to any of its name, address, registration number, (in the case of a Beneficiary that is a company) country of residence for tax purposes or similar details or any relevant tax exemption or similar details.”
3	The definition of “Final Funding Agreement” in clause 1.1 (“Definitions”) is deleted and replaced with the following definition of “AFFA” (in alphabetical order):
“AFFA means the document entitled “Amended & Restated Final Funding Agreement in respect of the provision of long term funding for compensation arrangements for certain victims of Asbestos-related diseases in Australia” dated 21 November 2006 between the Guarantor, James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited), the State of New South Wales and the Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund (as amended from time to time).”.
4	All references to “Final Funding Agreement” in the Guarantee Trust Deed are deleted and replaced with “AFFA”.

5	The definition of “Fund Guarantee” is deleted and replaced with the following:
“Fund Guarantee means the instrument entitled “Parent Guarantee” dated 21 November 2006 between the Fund Trustee, the NSW Government and the Guarantor as amended by an amending deed executed by the Guarantor on [#] 2009.”.

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6	The definition of “Government Agency” in clause 1.1 (“Definitions”) is deleted and replaced with the following:
“Government Agency means any government or any governmental, semi governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity having jurisdiction over, or in relation to the affairs of, a James Hardie Group Member and, for the avoidance of doubt, includes, without limitation, the Australian Taxation Office, the US Internal Revenue Service, the Dutch tax authorities and the Irish Revenue Commissioners, in each case to the extent applicable.”.
7	The definition of “Insolvency Official” in clause 1.1 (“Definitions”) is deleted and replaced with the following:
“Insolvency Official means a custodian, receiver, receiver and manager, trustee, liquidator, provisional liquidator, administrator, examiner or any other officer appointed in connection with the Insolvency of the Guarantor and includes, without limitation:
(a)	if the Guarantor is established in the Netherlands:
(i)	a receiver in bankruptcy (curator), an administrator (bewindvoerder);

(ii)	a liquidator (vereffenaar) appointed in connection with a Winding Up under Dutch law; and

(iii)	where the context so requires, a supervisory judge or a court of competent jurisdiction in respect of the Insolvency of the Guarantor; and
(b)	if the Guarantor is established in the Republic of Ireland:
(i)	a receiver or an examiner;

(ii)	a liquidator appointed in connection with a Winding Up under Irish law; and

(iii)	where the context so requires, a supervisory judge or a court of competent jurisdiction in respect of the Insolvency of the Guarantor.”.
8	The definition of “Insolvent” in clause 1.1 (“Definitions”) is amended by inserting a new paragraph (c) and re-numbering the subsequent paragraphs accordingly:
“(c)	was established under Irish law and files a petition with any court in Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner;”

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9	Inserting the following definition of “Irish Registration Date” (in alphabetical order) in clause 1.1 (“Definitions”):
“Irish Registration Date means the date on which the Guarantor is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.”.
10	The definition of “Intercreditor Deed” in clause 1.1 (“Definitions”) is amended by inserting the words “(as amended from time to time)” after the word “deed” in the third line.

11	The definition of “Winding Up” in clause 1.1 (“Definitions”) is amended by inserting the words “, Irish law” after the words “Dutch law (ontbinding)” in the paragraph (d).

12	Clause 4(b)(ii) (“Termination”) is amended by inserting the words “(if the Guarantor is established in the Netherlands) or the Republic of Ireland (if the Guarantor is established in the Republic of Ireland)” after the word “Netherlands” in the second line.

13	Clause 27.4 (“Set-off”) is amended by inserting the words “(if the Guarantor is established in the Netherlands) or Irish law (if the Guarantor is established in the Republic of Ireland)” after the words “Dutch law” in the final line.

14	Schedule 2 (“Form of Replacement Guarantee”) is amended by:
–	deleting the details of the Guarantor and replacing them with the following:

Guarantor	Name	James Hardie Industries S.E.

	[Corporate seat]	[Amsterdam / Dublin]

	Registered Number	[34106455 / [#]]

	ABN	49 097 829 895

	Address	[#]

	Fax	[#]

	Attention	Managing Director and Company Secretary
–	the definition of “Excluded Tax” in clause 1.1 (“Definitions”) is amended by deleting paragraph (b) and replacing it with the following paragraph:
“(b)	a Tax which would not be required to be deducted by the Guarantor if, before the Guarantor makes a relevant payment, the relevant Beneficiary provided the Guarantor with written confirmation as to any of its name, address, registration number, (in the case of a Beneficiary that is a company) country of residence for tax purposes or similar details or any relevant tax exemption or similar details.”

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–	the definition of “Government Agency” in clause 1.1 (“Definitions”) is deleted and replaced with the following:
“Government Agency means any government or any governmental, semi governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity having jurisdiction over, or in relation to the affairs of, a James Hardie Group Member and, for the avoidance of doubt, includes, without limitation, the Australian Taxation Office, the US Internal Revenue Service, and the Dutch tax authorities and the Irish tax authorities, in each case to the extent applicable.”;
–	the definition of “Insolvent” in clause 1.1 (“Definitions”) is amended by inserting the words “and in respect of a person established under Irish law, a filing of a petition by it with any court in Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner” at the end of paragraph (b);

–	the definition of “Winding Up” in clause 1.1 (“Definitions”) is amended by inserting the following paragraph at the end of the definition:
“In respect of a person that is established under Irish law, Winding Up includes, without limitation, its dissolution or the granting of an order bringing forward of a scheme of arrangement.”;
–	clause 18.4 (“Set-off) is amended by inserting the words “(if the Guarantor is established in the Netherlands) or Irish law (if the Guarantor is established in the Republic of Ireland)” after the words “Dutch law” in the final line.

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Deed of Confirmation
Schedule 3 — Amendments to Performing Subsidiary Undertaking and Guarantee Trust Deed
The Performing Subsidiary Undertaking and Guarantee Trust Deed is amended as follows:
1	The definition of “Business Day” in clause 1.1 (“Definitions”) is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	for all other purposes, banks are open for general banking business in Sydney and any other place or places specified in the relevant Finance Document.”.
2	Clause 28.4 (“Set-off”) is amended by deleting the words “Dutch law” in the fourth line and replacing it with “the laws of New South Wales, Australia”.

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Deed of Confirmation
Schedule 4 — Amendments to Intercreditor Deed
The Intercreditor Deed is amended as follows:
1	Clause 3.4 (“Status and ranking of the Compensation Debt”) is amended by:
–	deleting the words “(concurrente vordering)” in paragraph (a); and

–	deleting paragraph (c) and replacing it with “[intentionally blank]”.
2	Schedule 1 (“Financier Nomination Letter”) is amended by:
–	deleting the words “(concurrente vordering)” in paragraph (a); and

–	deleting paragraph (c) and replacing it with “[intentionally blank]”.
3	The definition of “Business Day’ in clause 1 of Attachment A is amended by deleting the words “Amsterdam, The Netherlands” and replacing them with “Dublin, the Republic of Ireland”.

4	Deleting the definition of “Insolvency Official” in clause 1 of attachment A and replacing it with the following:
“Insolvency Official means a custodian, receiver and manager, trustee, liquidator, provisional liquidator, administrator, examiner or any other officer appointed in connection with the Insolvency of JHINV and includes, without limitation:
(a)	a receiver, an examiner and a liquidator appointed under Irish law or a trustee or debtor in possession in any proceedings under Chapter 7 or Chapter 11 of the US Bankruptcy Code in relation to JHINV (or another member of the JHINV Group in circumstances where the US bankruptcy court has jurisdiction to make an order affecting the nature, timing, quantum or ranking of creditors’ claims against JHINV); and

(b)	where the context so requires, a supervisory judge or a court of competent jurisdiction in respect of the Insolvency of JHINV.”
5	The definition of “Insolvent” in clause 1 of Attachment A is amended by deleting paragraph (b) and replacing it with the following paragraph:
“(b)	was established under Irish law and files a petition with any court in the Republic of Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner;”.
6	The definition of “Reconstruction Event” in clause 1 of Attachment A is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	a filing of a petition for the appointment of an examiner or the bringing forward of a scheme of arrangement under Irish law;”.

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7	Deleting the definition of “Trust Convention” in clause 1 of Attachment A.

8	The definition of “Wind-Up Event” in clause 1 of Attachment A is amended by deleting paragraphs (d) and (e) and replacing them with the following paragraphs:
“(d)	the dissolution of such Person under Irish law or the law of any other jurisdiction;

(e)	[intentionally blank];”.
9	Clause 2(f)(ix) (“Interpretation”) of Attachment A is amended by deleting the words “Dutch law” on the second line and replacing them with “Irish law”.

10	Deleting clause 3 (“Trust Convention”) of Attachment A.

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Deed of Confirmation
Schedule 5 — Amendments to Performing Subsidiary Intercreditor Deed
The Performing Subsidiary Intercreditor Deed is amended as follows:
1	Clause 1 of Attachment A is amended by deleting the definition of “Insolvency Official” and replacing it with the following:
“Insolvency Official means a custodian, receiver, receiver and manager, trustee, liquidator, provisional liquidator, administrator, examiner or any other officer appointed in connection with the Insolvency of the Performing Subsidiary”.
2	The definition of “Insolvent” in clause 1 of Attachment A is amended by deleting paragraph (b) and replacing it with the following paragraph:
“(b)	was established under Irish law and files a petition with any court in the Republic of Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner;”.
3	The definition of “Reconstruction Event” in clause 1 of Attachment A is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	a filing of a petition for the appointment of an examiner or the bringing forward of a scheme of arrangement under Irish law;”.
4	The definition of “Wind-Up Event” in clause 1 of Attachment A is amended by deleting paragraphs (d) and (e) and replacing them with the following paragraphs:
“(d)	the dissolution of such Person under Irish law or the law of any other jurisdiction;

(e)	[intentionally blank];”.

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Deed of Confirmation
Schedule 6 — Amendments to Final Funding Agreement
The Final Funding Agreement is amended as follows:
1	The definition of “Insolvent” in clause 1.1 (“Definitions”) is amended by deleting paragraph (b) and replacing it with the following paragraph:
“(b)	was established under Irish law and files a petition with any court in the Republic of Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner;”.
2	The definition of “Joint Board” in clause 1.1 (“Definitions”) is deleted.

3	The definition of “Reconstruction Event” in clause 1.1 (“Definitions”) is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	a filing of a petition for the appointment of an examiner or the bringing forward of a scheme of arrangement under Irish law;”.
4	The definition of “Wind-Up Event” in clause 1.1 (“Definitions”) is amended by deleting paragraphs (d) and (e) and replacing them with the following paragraphs:
“(d)	the dissolution of such Person under Irish law or the law of any other jurisdiction;

(e)	[intentionally blank];”.
5	Clause 10.3(g)(i) (“JHINV Wind Up Event or Reconstruction Event”) is amended by deleting the words “Dutch law” on the sixth line and replacing them with “Irish law”.

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Deed of Confirmation
Schedule 7 — Amendments to Transaction Documents (Novation Date)
Facility Agreements
Each Facility Agreement is amended as follows:
1	Clause 3.7 (“Currency and timing of drawdowns”) is amended by deleting the word “Amsterdam” in the third line and replacing it with “Dublin”.

2	Deleting clause 9(b) (“Financier representation”) and replacing it with “[intentionally blank]”.
ISDA Master Agreements
The Schedule to each 2002 ISDA Master Agreement. is amended by replacing the words “the Netherlands” in the definitions of “Specified Treaty” and “Specified Jurisdiction” and replacing them with “the Republic of Ireland” in:
1	paragraph (a) of section (b) (“Payee Representations”) in the part entitled “Part 2: Tax Representations”; and

2	paragraph (b) of section (b) (“Payee Representations”) in the part entitled “Part 2: Tax Representations”.

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Deed of Confirmation
Signing page
DATED:                      June 2009

SIGNED, SEALED AND DELIVERED by and as attorneys for JAMES HARDIE INTERNATIONAL FINANCE B.V. under power of attorney dated in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	By executing this deed each attorney states that the attorney has received no notice of revocation of the power of attorney

SIGNED, SEALED AND DELIVERED by and as Authorised Representatives of JAMES HARDIE BUILDING PRODUCTS, INC. in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	By executing this deed each Authorised Representative states that the Authorised Representative has received no notice of revocation of his or her authority to execute this deed

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SIGNED, SEALED AND DELIVERED by and as attorneys for JAMES HARDIE INDUSTRIES N.V. under power of attorney dated in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	By executing this deed each attorney states that the attorney has received no notice of revocation of the power of attorney

SIGNED, SEALED AND DELIVERED by and as attorneys for [•] under power of attorney dated in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	By executing this deed each attorney states that the attorney has received no notice of revocation of the power of attorney

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Deed of Confirmation
Annexure A — JHT Undertaking
Deed Poll

JHT	Name	[•]

	Incorporated in	Bermuda

	[Registered Number]	[•]

	Address	[•]

	Fax	[•]

	Attention	[•]

	Name	[•]

CTDP	James Hardie — Common Terms Deed Poll as amended and restated on 20 February 2008 [as / to be] further amended and restated in accordance with each Deed of Confirmation dated [•] June 2009
BY THIS DEED POLL JHT described above, for the benefit of each Creditor under the CTDP described above:
(a)	irrevocably undertakes from the date of this deed poll to each Creditor that:
(i)	it will not create or allow to exist a Security Interest over any of its assets, other than a Permitted Security Interest;

(ii)	it will not to incur any Financial Indebtedness other than Financial Indebtedness owed to another Group member;

(iii)	it will distribute not less frequently than once per year, at least 95% of its annual after-tax income to JHIFL by way of dividends, subordinated loans or any other available means; and

(iv)	it will not dispose of 10% or more of its assets or an interest in them or agree or attempt to do so except;
(A)	where the disposals are in the ordinary course of day to day trading; or

(B)	where the disposals are of obsolete assets no longer required for its business; or

(C)	where the disposal occurs with the prior consent of the Creditor (or under syndicated facility, the consent of an agent or trustee acting on the instructions of the Majority Creditor).

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(b)	acknowledges having read a copy of the CTDP before signing this deed poll;

(c)	gives, as at the date of this deed poll, all representations and warranties on the part of an Obligor contained in the CTDP;

(d)	consents to the amendments to the Transaction Documents set out in each Deed of Confirmation dated [•] June 2009; and

(e)	acknowledges receiving valuable consideration for this deed poll.
Clauses 1 (“Interpretation”) and 18.19 (“Governing law”) of the CTDP described above apply to this deed poll as if they were fully set out in this deed poll.
DATED [•] 2009
EXECUTED as a deed poll

SIGNED, SEALED AND DELIVERED by and as attorneys for JAMES HARDIE TECHNOLOGY LIMITED under power of attorney dated in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	By executing this deed each attorney states that the attorney has received no notice of revocation of the power of attorney

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Deed of Confirmation
Annexure B — Novation Deed
Details
Interpretation — definitions are in clause 1.

Parties	Outgoing Borrower, Incoming Borrower, JHBP, Financier and Guarantor

Outgoing Borrower	Name	James Hardie International Finance B.V.

	Corporate seat	Amsterdam

	Registered Number	34108775

	Address	8th Floor, Atrium, Unit 08
Strawinskylaan 3077
1077 ZX Amsterdam
The Netherlands

	Fax	+ 31 20 404 2544

	Attention	Treasurer

Incoming Borrower	Name	[James Hardie International Finance Limited]

	[Company number]	[insert Irish company number when FinCo incorporated]

	Address	[•]

	Fax	[•]

	Attention	[•]

JHBP	Name	James Hardie Building Products, Inc.

	Incorporated in	Nevada

	Address	Suite 100
26300 La Alameda
Mission Viejo CA 92691
United States of America

	Fax	+ 1 949 348 4534

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	Attention	Company Secretary

Financier	Name	[•]

	ABN / Company No. (if applicable)	[•]

	Address	[•]

	Fax	[•]

	Attention	[•]

Guarantor	Name	James Hardie Industries N.V.

	Corporate seat	Amsterdam

	Registered Number	34106455

	ABN	49 097 829 895

	Address	8th Floor, Atrium, Unit 08
Strawinskylaan 3077
1077 ZX Amsterdam
The Netherlands

	Fax	+ 31 20 404 2544

	Attention	Managing Director and Company Secretary

Recitals	A The Outgoing Borrower, JHBP and the Financier are parties to the Transaction Documents.

B    The Outgoing Borrower, the Incoming Borrower, JHBP and the Guarantor are parties to the Common Terms Deed Poll which is made for the benefit of, and enforceable by, each Creditor (as defined in the Common Terms Deed Poll).

C Pursuant to various Facility Nomination Letters, for the purposes of the Common Terms Deed Poll:

(a) the Financier has been nominated as a “Creditor” in relation to each of the Transaction Documents; and

(b) each Facility Agreement has been nominated as a “Facility Agreement”.

D    The Guarantor intends to transform its status to a Societas Europaea and subsequently to transfer its registered office and corporate domicile from The Netherlands to the Republic of Ireland (together, the “Redomicile Transaction”).

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E As part of the Redomicile Transaction, the Outgoing Borrower intends to transfer all of rights and obligations under the Transaction Documents to the Incoming Borrower pursuant to this deed.

Date of the deed	See Signing Page

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Deed of Confirmation
General Terms
1	Interpretation

1.1	Definitions

The following meanings apply unless the contrary intention appears:

Common Terms Deed Poll means the deed poll named “James Hardie — Common Terms Deed Poll” as amended and restated on or about the date of this deed given by the Outgoing Borrower, the Incoming Borrower, JHBP and the Guarantor.

Details means the section of this deed headed “Details”.

Deed of Confirmation means the Deed of Confirmation dated [•] 2009 between the Outgoing Borrower, JHBP, the Guarantor and the Financier.

Effective Date means [•] 2009 provided the Financier has confirmed receipt of the items described in clause 4.4 of the Deed of Confirmation.

Facility Nomination Letter means each “James Hardie — Common Terms Deed Poll — Facility Nomination Letter” between the Outgoing Borrower (as Obligors’ Agent) and the Financier.

Financier means the person so described in the Details.

JHISE means JHINV once it has transformed from its present corporate form as a Dutch NV (Naamloze Vernootschap) into an SE (Societas Europaea).

Transaction Documents means each document set out in Schedule 1 (“Transaction Documents”)

1.2	Definitions in Common Terms Deed Poll

A term which has a defined meaning (including by reference to another document) in the Common Terms Deed Poll has the same meaning when used in this deed unless it is expressly defined in this deed, in which case the meaning in this deed prevails.

1.3	Consideration

Each party to this deed acknowledges incurring obligations and giving rights under this deed for valuable consideration received from each other party.

1.4	Further assurances

Each party shall take all steps, execute all documents and do everything reasonably required by each other party to give effect to any of the transactions contemplated by this deed.

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2	Novation

2.1	Novation

With effect on and from the Effective Date:
(a)	the Outgoing Borrower and the Financier have no further rights against each other or obligations to each other in connection with the Transaction Documents, and release each other from all claims, demands, costs and expenses arising in connection with the Transaction Documents;

(b)	the Incoming Borrower has the same rights against, and owes the same obligations to, the Financier in connection with the Transaction Documents and the Financier has the same rights against, and owes the same obligations to the Incoming Borrower in connection with the Transaction Documents, as if the Incoming Borrower had been named as a party to the Transaction Documents instead of the Outgoing Borrower from and including the date of each Transaction Document to which the Outgoing Borrower is a party.

(In this paragraph (b) a reference to the “same” rights or obligations is a reference to rights or obligations which are the same in nature and character as those rights or obligations rather than the same as to the person entitled to them or obliged to perform them);

(c)	each reference in the Transaction Documents to the Outgoing Borrower with a corporate seat in Amsterdam, The Netherlands will be read as a reference to the Incoming Borrower with a registered office in Dublin, the Republic of Ireland; and

(d)	each reference to the account details of the Outgoing Borrower is a reference to the account details for the Incoming Borrower, as notified by the Incoming Borrower to the Financier promptly following the Effective Date and otherwise from time to time; and

(e)	the address for service of notice of the Incoming Borrower for the purposes of the Transaction Documents is as specified in the Details.
2.2	JHBP rights and obligations unaffected

Notwithstanding anything in this deed, the rights and obligations as between JHBP and the Financier under the Transaction Documents remain unaffected by the release and assumption in clause 2.2.

2.3	Obligors’ Agent

Subject to clause 2.5 (“Conditions Precedent to Novation”), with effect on and from the Effective Date, for the purposes of the Common Terms Deed Poll:
(a)	the Outgoing Borrower ceases to be the “Obligors’ Agent”;

(b)	the New Borrower is appointed as “Obligors’ Agent” by JHBP and the Guarantor and the New Borrower accepts that appointment; and

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(c)	this deed serves as notification of the appointment to the Financier (as a Creditor under the Common Terms Deed Poll).
2.4	Consent and acknowledgement

Each party:
(a)	consents to the novation effected by this deed; and

(b)	acknowledges that nothing in this deed or any of the transactions contemplated by this deed constitutes:
(i)	a breach of any term of the Transaction Documents;

(ii)	an Event of Default under the Common Terms Deed Poll; or

(iii)	any other event or circumstance which, with the giving of notice, lapse of time, or fulfilment of any condition, would cause the acceleration of any payment to be made under, or the termination or enforcement of any of the Facility Agreements.
3	Representations and Warranties

3.1	General representations and warranties

Each party represents and warrants to each other party that:
(a)	(incorporation) it is validly incorporated and has the power to carry on its business as it is now being conducted;

(b)	(power) it has the power to enter into and perform its obligations under this deed;

(c)	(authority) it has taken all action which is necessary to authorise the entry into and performance of its obligations under this deed; and

(d)	(binding obligations) this deed constitutes legal, valid and binding obligations, enforceable in accordance with their terms.
3.2	Representations and warranties from each Obligor

Each Obligor makes the representations and warranties contained in clause 8.1 (“Representations and warranties”) of the Common Terms Deed Poll on the Effective Date.

4	Governing Law

Clause 18.19 (“Governing law”) of the Common Terms Deed Poll applies to this deed as if fully set out in this deed poll

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5	General

5.1	Costs

The parties agree to pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this deed and of other related documentation, except stamp duty.

5.2	Stamp duty

The Incoming Borrower agrees to pay all stamp duty (including fines and penalties) chargeable, payable or assessed in relation to this deed and any transaction contemplated by it.

5.3	Counterparts

This deed may be executed in counterparts. All counterparts when taken together constitute one document and the date on which the last counterpart is executed will be the date of the deed.

5.4	No merger

The representations, warranties and indemnities in this deed do not merge on the Effective Date.

5.5	Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on this agreement or any part of it.

5.6	Entire agreement

This deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject.

5.7	Confidentiality

Clause 18.15 (“Confidentiality”) of the Common Terms Deed Poll applies to this deed as if it were fully set out in this deed and as if the New Borrower is a “Obligor” for the purposes of that clause.

5.8	Transaction Document

The parties agree that this deed is a Transaction Document for the purposes of the Common Terms Deed Poll.
EXECUTED as deed.

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Deed of Confirmation
Schedule 1 — Transaction Documents
Each of the following agreements are “Facility Agreements”:
(a)	the agreement entitled [#] dated [insert date] between the Outgoing Borrower, JHBP and the Financier.][complete details as appropriate for each Financier, including ISDA Master Agreements and ISDA Schedule,]
and together with the following:
(b)	the Common Terms Deed Poll; and

(c)	each Confirmation evidencing a Transaction (each term as defined in the ISDA Master Agreement noted above);
are the “Transaction Documents”.

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Deed of Confirmation
Signing page for Annexure B

DATED:	2009

Outgoing Borrower

SIGNED, SEALED AND	)
DELIVERED by	)
)
and	)
)
as attorneys for JAMES HARDIE	)
INTERNATIONAL FINANCE B.V. under	)
power of attorney dated	)
)
in the presence of:	)
)
)
Signature of witness	)	By executing this deed each attorney states that the attorney has received no notice of revocation of the power of attorney
)
)
)
Name of witness (block letters))

Incoming Borrower

SIGNED, SEALED AND	)
DELIVERED by	)
)
and	)
)
as attorneys for JAMES HARDIE	)
INTERNATIONAL FINANCE LIMITED under	)
power of attorney dated	)
)
in the presence of:	)
)
)
)
Signature of witness	)	By executing this deed each attorney states that the attorney has received no notice of revocation of the power of attorney
)
)
)
Name of witness (block letters))

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JHBP

SIGNED, SEALED AND	)
DELIVERED by	)
)
and	)
)
as Authorised Representatives of	)
JAMES HARDIE BUILDING	)
PRODUCTS, INC. in the presence of:	)
)
)
)
Signature of witness	)	By executing this deed each Authorised Representative states that the Authorised Representative has received no notice of revocation of his or her authority to execute this deed
)
)
Name of witness (block letters))
)

Guarantor

SIGNED, SEALED AND	)
DELIVERED by	)
)
and	)
)
as attorneys for JAMES HARDIE	)
INDUSTRIES N.V. under power of	)
attorney dated	)
)
in the presence of:	)
)
)
)
Signature of witness	)	By executing this deed each attorney states that the attorney has received no notice of revocation of the power of attorney
)
)
Name of witness (block letters))
[Note: Insert appropriate Financier execution block as required]

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Deed of Confirmation
Annexure C — Amending Agreement to Fund Guarantee
Details

Parties	AICF, NSW Government and JHINV

AICF	Name	Asbestos Injuries Compensation Fund Limited a company limited by guarantee incorporated under the laws of the State of New South Wales, Australia, in its capacity as trustee for the Charitable Fund established under the Amended and Restated Trust Deed dated 14 December 2006 between it as trustee and JHINV

	ACN	117 363 461

	Address	Level 7, 233 Castlereagh Street Sydney New South Wales,

NSW Government	Name	The State of New South Wales
	Address	c/- Department of Premier and Cabinet, Level 39, Governor Macquarie Tower, 1 Farrer Place, Sydney, NSW, 2000

JHINV	Name	James Hardie Industries N.V. a limited liability company incorporated in The Netherlands

	ARBN	097 829 895

	Address	Atrium, 8th floor, Strawinskylaan 3077, 1077ZX Amsterdam, The Netherlands (with its Australian registered office at Level 3, 22 Pitt Street, Sydney in the State of New South Wales)

Recitals	AICF, NSW Government and JHINV are parties to the Parent Guarantee and wish to amend the Parent Guarantee on the terms set out in this agreement.

Date of Amending Deed	[•] June 2009

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Deed of Confirmation
General terms
1	Interpretation

These meanings apply unless the contrary intention appears:

Irish Registration Date means the date on which JHISE is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.

JHI means:
(a)	prior to the SE Transformation Date, JHINV;

(b)	with effect on and from the SE Transformation Date up to the Irish Registration Date, JHISE with its corporate seat in the Netherlands; and

(c)	with effect on and from the Irish Registration Date, JHISE with its corporate seat in the Republic of Ireland.
JHISE means JHINV once it has converted from its present corporate form as a Dutch NV (Naamloze Vernootschap) into an SE (Societas Europaea).

Parent Guarantee means the Guarantee dated 14 December 2006 between AICF, the NSW Government and JHINV.

SE Transformation Date means the date on which JHINV is registered as a “Societas Europaea” on the Dutch Trade Register pursuant to European Union Council Regulation 2157/2001.

2	Confirmations and acknowledgement

2.1	Confirmation in relation to definition of “Guarantor”

Each party confirms that the definition of “Guarantor” for the purposes of the Parent Guarantee is a reference to:
(a)	with effect on and from the SE Transformation Date up to the Irish Registration Date, JHISE with its corporate seat in the Netherlands; and

(b)	with effect on and from the Irish Registration Date, JHISE with its corporate seat in the Republic of Ireland.
2.2	JHI Confirmation

JHI confirms that, other than as provided for in clause 3 (“Amendments”), the Parent Guarantee remains in full force and effect and enforceable against it up to, including and after each of the SE Transformation Date and the Irish Registration Date.

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2.3	Conflict

If there is a conflict between the Parent Guarantee and this agreement, the terms of this agreement prevail.

2.4	Consideration

This agreement is entered into in consideration of the parties’ exchange of promises under this agreement and the receipt of valuable consideration which is hereby acknowledged.

3	Amendments

3.1	Parent Guarantee

As from the Irish Registration Date, the Parent Guarantee is amended as set out in schedule 1. The parties acknowledge that the amendments to the Parent Guarantee effected by this clause 3.1 are accurately reflected in the conformed copy of the Parent Guarantee attached at schedule 2.

3.2	Irrevocable Power of Attorney

The parties acknowledge that the Second Irrevocable Power of Attorney dated December 2006 between AICF and NSW Government will be replaced by a Third Irrevocable Power of Attorney between those parties in the form attached at schedule 3 from the date of execution of that Third Irrevocable Power of Attorney. To avoid doubt, JHI’s execution of this agreement constitutes its prior written consent to the replacement effected by this clause 3.2 for the purposes of clause 6.3(c) of the Parent Guarantee.

4	Representations and warranties by JHI

JHI warrants as at the date of this agreement and repeats such warranty as at the SE Transformation Date and as at the Irish Registration Date that the following is true, accurate and not misleading:
(a)	it has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation and has the necessary corporate capacity and power to enter into this agreement and to perform its obligations under this agreement;

(b)	all corporate and other action required to be taken by JHI to authorise the execution of this agreement and the performance of its obligations under this agreement has been duly taken;

(c)	this agreement has been duly executed on behalf of JHI and constitutes legal, valid and binding obligations of JHI, enforceable in accordance with their terms subject to the terms of the opinion from Loyens Loeff delivered to the NSW Government and the Fund Trustee on or about the date of this agreement;

(d)	the execution and performance of this agreement do not conflict with or result in a breach of any provision of the memorandum or articles of association of JHI or any provision of any applicable law in force on the date of this agreement or any deed to which JHI is a party, or on the SE Transformation Date or the Irish Registration Date;

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(e)	no approval, consent, license or notice to any regulatory or governmental body (other than such approvals, consents, licenses or notices as have been obtained or given) is necessary to ensure the validity, enforceability or performance of the obligations of JHI under this agreement;

(f)	the Parent Guarantee as amended by this agreement constitutes legal, valid and binding obligations of JHI, enforceable in accordance with their terms subject to the terms of the opinion from Arthur Cox delivered to the NSW Government and the Fund Trustee on or about the date of this agreement;

(g)	the performance of the Parent Guarantee as amended by this agreement does not conflict with or result in a breach of any provision of the memorandum or articles of association of JHI or any provision of any applicable law in force on the date of this agreement;

(h)	no approval, consent, license or notice to any regulatory or governmental body (other than such approvals, consents, licenses or notices as have been obtained or given) is necessary to ensure the validity, enforceability or performance of the obligations of JHI under the Parent Guarantee as amended by this agreement; and

(i)	without limiting paragraphs (e) and (g) above, Dutch law does not preclude or otherwise prejudice the agreement of JHI as a Dutch company to the Irish Registration Date amendments set out in Schedule 1, which will only take effect on the Irish Registration Date.
JHI warrants as at the Irish Registration Date, the performance of the Parent Guarantee as amended by this agreement does not conflict with or result in a breach of any provision of the memorandum or articles of association of JHI or any provision of any applicable law in force on the Irish Registration Date.
5	Costs

Each party shall be responsible for its own costs, charges and expenses in connection with the preparation, negotiation and execution of this agreement.

6	General

Clause 5 (“Notices”) of the Parent Guarantee applies to this agreement as if it was fully set out in this agreement.

7	Counterparts

This agreement may consist of a number of copies each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

8	Governing law

This agreement is governed by the law in force in the Netherlands, with the exception of the Netherlands private international law. Any dispute arising out

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of or in connection with this agreement shall be exclusively decided by the competent court in Amsterdam.
EXECUTED as an agreement.

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Deed of Confirmation
Schedule 1 — Irish Registration Date Amendments
The Parent Guarantee is amended as follows:
1	The definition of “Final Funding Agreement” in clause 1 (“Interpretation”) is amended by inserting the words “, as amended from time to time” after the word Agreement in the third line.

2	Clause 2.4 (“Guarantee”) is amended by deleting the sentence “This Guarantee is not a contract of surety (borgtocht).” and replacing it with the following sentence:
“The liability of the Guarantor under this Guarantee shall be as sole and primary obligor and not merely as surety and the Guarantor hereby waives all and any of its rights as surety which may at any time be inconsistent with any of the provisions of this Guarantee.”.
3	Clause 2.7 (“Guarantee”) is amended by inserting the words “, insolvency, winding-up, dissolution, examinership, the granting of court protection, administration, composition or arrangement” after the words “moratorium of payment” in the fifth line.

4	Clause 2.9(a) (“Guarantee”) is amended by inserting the words “insolvency, dissolution, examinership, the granting of court protection, administration, composition or arrangement,” after the words “winding-up” in the first line.

5	Clause 3.2 (“Enforcement”) is amended by deleting the word “(verzuim)” in the fourth line and replacing it with “in respect of the making of such Annual Payment”.

6	Clause 3.3(b) (“Enforcement”) is amended by:
–	deleting the word “a” in the first line and replacing it with “any insolvency,”; and

–	inserting the words “examinership, the granting of court protection, administration, composition or arrangement,” after the words “winding-up” in the second line.
7	Clause 3.4 (“Enforcement”) is amended by deleting the words “(kort geding)” in the third line.

8	Clause 3.5 (“Enforcement”) is amended by:
–	deleting the word “(verrekening),” in the first line and replacing it with “or”; and

–	deleting the words “or suspension (opschorting)”.
9	Clause 3.6 is deleted and replaced with “[intentionally blank]”.

10	Clause 3.7(a)(i) (“Enforcement”) is deleted and replaced with the following:
“(i) proceed against or exhaust or enforce any security held from the Performing Subsidiary, any other guarantor or any other Person

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or make or file any proof of claim in any insolvency proceedings relative to the Performing Subsidiary, any other guarantor or any other person,”.
11	Clause 3.7(a)(iii) (“Enforcement”) is amended by deleting the word “Guarantee” in the first line and replacing it with the word “Fund”.

12	Clause 3.7(d) (“Enforcement”) is amended by inserting a new sub-paragraph (iii) as follows (and re-numbering sub-paragraph (iii) as sub-paragraph (iv) accordingly):
“(ii)	the right to interpose any defence based upon any claim of laches or set-off or counterclaim of any nature or description;”.
13	Insert a new clause 3.8 as follows:
“3.8	The Guarantor confirms to the Fund Trustee and the NSW Government that neither the Fund Trustee nor the NSW Government need advise the Guarantor of any default by the Performing Subsidiary in respect of the Guaranteed Obligations.”
14	Clause 5.1 is amended by replacing the existing address details for the NSW Government and the Guarantor with the following:

“To the NSW Government:

Name:	The State of New South Wales, c/- Department of Premier and Cabinet

Address:	Level 39, Governor Macquarie Tower, Farrer Place, Sydney, NSW 2000

Fax number:	+ 61 2 9228 3062

Attention:	Deputy Director-General (Legal)

To the Guarantor:

Name:	James Hardie Industries S.E.

Address:	c/- Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland

Fax number:	+35 3 618 0618

and
Level 3, 22 Pitt Street, Sydney, NSW 2000

Fax number:	+61 2 8274 5218

Attention:	General Counsel”
15	Clause 6.4 (“NSW Government’s right to enforce”) is deleted.

16	Clause 7 (“Choice of law and jurisdiction”) is deleted and replaced with the following:
“7. CHOICE OF LAW AND JURISDICTION

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7.1	This Guarantee shall be governed by and construed in accordance with the laws of Ireland.

7.2	The courts of Ireland have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee) (a “Dispute”).

7.3	The parties hereto agree that the courts of Ireland are the most appropriate and convenient courts to settle Disputes and accordingly no party hereto will argue to the contrary.

7.4	This clause 7 is for the benefit of each of the Fund Trustee and the NSW Government. As a result, each of the Fund Trustee and the NSW Government shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, each of the Fund Trustee and the NSW Government may take concurrent proceedings in any number of jurisdictions.”
17	Insert a new clause 9 as follows:
“9. RULE AGAINST PERPETUITIES

Nothing in this Guarantee shall authorise or permit the postponement of any estate or interest arising under the trusts created in this Guarantee from vesting outside the perpetuity period. In this context “perpetuity period” means the period commencing on the date of this Guarantee and ending on the expiration of 21 years from the date of the death of the last survivor of the descendants now living of the President of Ireland, Mary McAleese.”

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Deed of Confirmation
Schedule 2 — Conformed copy of the Parent Guarantee incorporating the Irish Registration Date Amendments

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Deed of Confirmation
Schedule 3 – Third Irrevocable Power of Attorney

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